===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            P.H. Glatfelter Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                                    [LOGO]

                           P. H. GLATFELTER COMPANY
                       96 SOUTH GEORGE STREET, SUITE 500
                           YORK, PENNSYLVANIA 17401

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 24, 2002

                               ----------------

TO THE SHAREHOLDERS:

   The 2002 annual meeting of shareholders of P. H. Glatfelter Company will be held at the Company's Spring Grove mill, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 24, 2002 at 10:00 a.m. for the following purposes:

  1. To elect five members of the Board of Directors, one to serve a two-year term expiring in 2004 and four to serve for full three-year terms expiring in 2005; and

  2. To transact such other business as may properly come before the meeting.

   Only holders of record of the Company's common stock at the close of business on February 27, 2002 will be entitled to notice of and to vote at the annual meeting.

   It is important that your shares be represented and voted at the annual meeting. Whether or not you currently plan to attend the meeting, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed, self-addressed envelope requiring no postage if mailed in the United States. If you choose, you may still vote in person at the meeting even though you previously submitted a proxy card.

                                       /s/ M. R. MUELLER
                                       M. R. MUELLER,
                                       Secretary

April 9, 2002

                           P. H. GLATFELTER COMPANY

                                PROXY STATEMENT

   This proxy statement and the accompanying proxy card are being solicited by the Board of Directors of P. H. Glatfelter Company (the Company), 96 South George Street, Suite 500, York, Pennsylvania 17401, in connection with the 2002 annual meeting of shareholders of the Company (the annual meeting or meeting) to be held on Wednesday, April 24, 2002. This proxy statement and the accompanying proxy card are being mailed to the Company's shareholders on or about April 9, 2002.

                               ABOUT THE MEETING

 WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

   At the annual meeting, shareholders will act upon the following matters:

  . electing five directors of the Company, one to serve a two-year term expiring at the Company's 2004 annual meeting, and four to serve for full three-year terms expiring at the Company's 2005 annual meeting; and

  . transacting any other business that may properly be brought before the meeting.

   In addition, the Company's management will report on the Company's business during the year ended December 31, 2001, and respond to questions from shareholders.

 WHO IS ENTITLED TO VOTE AT THE MEETING?

   Only holders of record of the Company's common stock at the close of business on the record date, February 27, 2002, are entitled to receive notice of and to vote at the meeting. Each holder of the Company's common stock is entitled to one vote per share owned of record on all business presented at the meeting, except that shareholders have cumulative voting rights in electing directors. Cumulative voting means that each shareholder is entitled to as many votes in electing directors as is equal to the number of his or her shares of common stock multiplied by the number of directors to be elected. A shareholder may cast all such votes for a single nominee or may distribute them between two or more nominees as he or she sees fit. The persons named in the accompanying proxy card as proxy holders will vote the shares as designated by the shareholder, including any exercise of cumulative voting rights through the distribution of votes among the nominees as indicated on the proxy card. Absent such designation, the proxy holders will have the right to vote as they see fit, including the right to vote cumulatively.

 HOW DO I VOTE?

   If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you specify. If you are a holder of record of the Company's common stock on the record date and attend the meeting, you may deliver your completed proxy card in person or vote in person at the meeting. The votes will be counted by judges of election appointed by the Company.

 WHAT CONSTITUTES A QUORUM?

   A quorum is necessary to permit a particular matter to be considered and acted upon at the meeting. The presence at the meeting, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purposes of such matter. The Company had 42,965,633 shares of common stock outstanding on the record date.

 WHAT VOTE IS REQUIRED TO ELECT A DIRECTOR?

   The four nominees for election as directors for terms expiring in 2005 receiving the highest number of votes cast, in person or by proxy, by shareholders entitled to vote thereon and the nominee for election as director for a term expiring in 2004 receiving the highest number of votes cast, in person or by proxy, by shareholders entitled to vote thereon, will be elected to serve on the Board. Votes withheld with respect to the election of a director will not be voted with respect to such director, although they will be counted in determining whether there is a quorum. Accordingly, votes withheld will have no effect on the result of the vote.

 HOW DOES DISCRETIONARY VOTING AUTHORITY APPLY?

   If you sign and return the accompanying proxy card, but do not make any selections, you give discretionary authority to the persons named as proxy holders in the proxy card. Your shares will then be voted as recommended by the Board of Directors.

 WHAT IS THE BOARD'S RECOMMENDATION?

   The Board of Directors recommends a vote FOR election of its four nominees for director, Nicholas DeBenedictis, Patricia Foulkrod, J. Robert Hall and M.
A. Johnson II, for terms expiring in 2005 and FOR election of its nominee for director, Lee C. Stewart, for a term expiring in 2004.

 CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

   Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Company's Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders to vote your proxy will be revoked if you attend the meeting in person and request to change your vote, vote in person or revoke your proxy, although attendance at the meeting will not by itself revoke a previously granted proxy.

 WHO BEARS THE COST OF SOLICITATION OF PROXIES?

   The Company bears the cost of preparing, printing, assembling and mailing this proxy statement and other Board proxy solicitation materials. The Company will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of the Company's common stock. In addition to the solicitation of proxies by mail, some of the officers and other employees of the Company may solicit proxies personally, by telephone and by other means. These persons receive no special compensation for any solicitation activities.

 WHEN ARE SHAREHOLDER PROPOSALS DUE FOR INCLUSION IN PROXY STATEMENT FOR THE 2003 ANNUAL MEETING?

   To be included in the proxy statement for the Company's 2003 annual meeting, shareholder proposals must be submitted in writing to the Company's Secretary no later than December 10, 2002. If any shareholder proposal is submitted after February 23, 2003, the proxy holders will be allowed to use their discretionary voting authority when the proposal is made at the Company's 2003 annual meeting, without any discussion of the matter in the proxy statement for that meeting.

 WHO ARE THE COMPANY'S AUDITORS?

   In accordance with the recommendations of the Company's Audit Committee, the Board of Directors has not selected an external auditor at the time of the mailing of this document. The Company is negotiating with Deloitte & Touche LLP, independent certified public accountants, the terms of an arrangement to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year ending December 31, 2002. Deloitte & Touche LLP, was the Company's independent auditor in 2001. A representative of Deloitte & Touche is expected to attend the annual meeting, will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate shareholder questions.

 WHAT DID THE COMPANY PAY ITS AUDITORS IN 2001?

   For the year ended December 31, 2001, the Company paid its principal independent accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively "Deloitte & Touche"), aggregate fees as follows:

     Audit Fees...................................................... $  471,982
     Financial Information Systems Design and Implementation Fees....          0
                                                                      ----------
       Total Audit Fees.............................................. $  471,982
                                                                      ==========
     Other Fees
       - Audit-Related............................................... $   43,995
       - Non Audit-Related...........................................    153,599
       - Tax-Related.................................................  1,137,078
                                                                      ----------
         Total Other Fees............................................ $1,334,672
                                                                      ==========

                             ELECTION OF DIRECTORS

   Four directors are to be elected at the annual meeting to serve three-year terms expiring on the date of the Company's 2005 annual meeting and until their respective successors are elected and qualified, and one director is to be elected at the annual meeting to serve a two-year term expiring on the date of the Company's 2004 annual meeting and until his respective successor is elected and qualified. The Board of Directors proposes that Nicholas DeBenedictis, Patricia G. Foulkrod, J. Robert Hall, and M. A. Johnson II, be elected as directors for terms expiring in 2005 and that Lee C. Stewart be elected as a director for a term expiring in 2004. Nicholas DeBenedictis, Patricia G. Foulkrod, and M. A. Johnson II, are currently serving as directors of the Company. J. Robert Hall has been nominated to fill the vacancy created by the retirement of G. H. Glatfelter. Lee C. Stewart has been nominated to fill a newly created position on the Board. The nominees have consented to serve if elected to the Board. If a nominee is unable to serve as a director at the time of the meeting, an event which the Board does not anticipate, the persons named in the accompanying proxy card will vote for such substitute nominee as may be designated by the Board, unless the Board reduces the number of directors accordingly.


BOARD OF DIRECTORS

   The following table sets forth information as to the nominees and the other persons who are to continue as directors of the Company after the annual meeting. The offices referred to in the table are offices of the Company unless otherwise indicated. For information concerning the number of shares of the Company's common stock owned by each director and all directors and executive officers as a group as of February 27, 2002, see "Ownership of Common Stock."

                                              PRINCIPAL OCCUPATION AND
                                   YEAR FIRST BUSINESSES DURING LAST FIVE
                                   ELECTED A  YEARS AND CURRENT
 NAME                          AGE  DIRECTOR  DIRECTORSHIPS
 ----                          --- ---------- ---------------------------

Nominees to be elected for terms expiring in 2005:

 Nicholas DeBenedictis.......   56    1995    Chairman, Chief Executive
                                              Officer and Director of
                                              Philadelphia Suburban
                                              Corporation since May 1993.
                                              Mr. DeBenedictis also serves
                                              as a Director of Met Pro
                                              Corp. and Provident Mutual
                                              Life Insurance Company.
                                              Community volunteer since
 Patricia G. Foulkrod(1).....   57    1999    1995.
 M. Alanson Johnson II.......   68    1970    Retired since 1993; former
                                              Executive Vice President,
                                              Treasurer and Chief Financial
                                              Officer.
 J. Robert Hall..............   49     --     Chief Executive Officer of
                                              Ardale Enterprises LLC since
                                              1998; President, Lenox
                                              Brands, Lenox from 1996 to
                                              1998. Mr. Hall also serves as
                                              Chairman of PEP Snack Food,
                                              Inc., a holding company for
                                              Wise Foods, Inc., a leading
                                              regional snack food company
                                              and as a Director of Frozen
                                              Specialties, Inc.

Nominee to be elected for a term expiring in 2004:

 Lee C. Stewart..............   53     --     Since June 2001, partner of
                                              Daniel Stewart & Company, a
                                              private investment and equity
                                              bank located in London.
                                              Executive Vice President and
                                              Chief Financial Officer of
                                              Foamex International, Inc.,
                                              from March 2001 to May 2001.
                                              A Vice President of Union
                                              Carbide Corporation from 1996
                                              to 2001. Mr. Stewart is also
                                              a Director of AEP Industries,
                                              Inc. and a member of the
                                              board of directors of
                                              Marsulex, Inc., a Toronto
                                              listed chemical company,
                                              since 2000. He also serves on
                                              the advisory board of
                                              Fletcher International, a
                                              money management firm.

                                              PRINCIPAL OCCUPATION AND
                                   YEAR FIRST BUSINESSES DURING LAST FIVE
                                   ELECTED A  YEARS AND CURRENT
 NAME                          AGE  DIRECTOR  DIRECTORSHIPS
 ----                          --- ---------- ---------------------------

Directors continuing for terms expiring in 2004:

 Robert P. Newcomer..........   53    1998    President and Chief Operating
                                              Officer since February 2001;
                                              Executive Vice President from
                                              June 2000 to February 2001;
                                              Executive Vice President and
                                              Chief Financial Officer from
                                              June 1998 to June 2000;
                                              Senior Vice President and
                                              Chief Financial Officer from
                                              October 1995 to June 1998.
 Kathleen Dahlberg...........   49    2001    Founder, Open Vision
                                              Partners, a consortium of
                                              business and technical
                                              professionals bringing new
                                              technologies and businesses
                                              to market, and a consultant
                                              to businesses on the
                                              application of new
                                              technologies for business
                                              improvement and process
                                              change since September 2001.
                                              From 1997 to 2001, Vice
                                              President--e-business at BP
                                              Amoco; from 1996 to 1997,
                                              Chief Information Officer and
                                              Vice President Downstream at
                                              BP Amoco.

Directors continuing for terms expiring in 2003:

 Robert E. Chappell             57    1989    Chairman and Chief Executive
                                              Officer, Penn Mutual Life
                                              Insurance Company, since
                                              January 1997; President and
                                              Chief Executive Officer, Penn
                                              Mutual Life Insurance
                                              Company, from April 1995 to
                                              December 1996. Mr. Chappell
                                              also serves as Director of
                                              Quaker Chemical Corporation.
 George H. Glatfelter II(1)     50    1992    Chairman since April 2000;
                                              Chief Executive Officer since
                                              June 1998; President from
                                              June 1998 to February 2001;
                                              Senior Vice President from
                                              September 1995 to June 1998.
 Ronald J. Naples               56    2000    Chairman and Chief Executive
                                              Officer, Quaker Chemical
                                              Corporation, since October
                                              1995.
 Richard L. Smoot               61    1994    Regional Chairman, PNC Bank,
                                              National Association,
                                              Philadelphia/South Jersey
                                              markets since December 2000;
                                              President and Chief Executive
                                              Officer, PNC Bank, National
                                              Association, Philadelphia/
                                              South Jersey markets, from
                                              July 1991 to December 2000.
                                              Mr. Smoot also serves as
                                              Director of Philadelphia
                                              Suburban Corporation.

--------
(1) Patricia G. Foulkrod is the first cousin of George H. Glatfelter II.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

 HOW OFTEN DID THE BOARD MEET DURING 2001?

   The Board of Directors held 9 meetings during 2001, including one retreat to discuss strategic issues. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and committees thereof on which he or she served in 2001.

 WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

   The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Corporate Governance Committee and the Employee Benefits Committee. The members of all of these committees are appointed by the Board. As of the end of his current term in April 2002, Mr. G. H. Glatfelter will retire from the Board. Mr. Glatfelter served on the Executive Committee, and the Board will fill the vacancy created on the Executive Committee by his retirement as it deems necessary.

   Executive Committee. The Executive Committee currently consists of four members of the Board: G. H. Glatfelter, G. H. Glatfelter II, M. A. Johnson II, and R. L. Smoot. The Executive Committee has the authority to exercise all of the powers of the Board of Directors between meetings of the Board, except the power to amend the Company's by-laws, submit matters to shareholders for approval, create or fill vacancies on the Board and repeal or modify any prior action of the Board that by its terms can be repealed or amended only by the Board. The Executive Committee held no meetings during 2001.

   Audit Committee. Until November 2001, the Audit Committee consisted of three members of the Board: R. E. Chappell, N. DeBenedictis and J. M. Sanzo, all of whom are independent from the Company and its management as independence is defined in the New York Stock Exchange's listing standards. Mr. J. M. Sanzo resigned from the Board at the end of November 2001. For each of the two meetings following Mr. Sanzo's resignation, the Audit Committee appointed one director as an ad hoc member of the Audit Committee. For the first meeting, the ad hoc member was Mr. Naples and for the second meeting it was Mr. Smoot. Both Mr. Smoot and Mr. Naples meet the requirements of the New York Stock Exchange Listed Company Manual for Audit Committee members. The Board will fill the vacancy on the Audit Committee created by Mr. Sanzo's resignation with one or more independent directors. In accordance with its written charter, the Audit Committee (i) recommends to the Board of Directors the independent auditors to be appointed for the Company, (ii) meets with the independent auditors, the chief internal auditor and corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent auditors and internal auditors, including in the case of the independent auditors, the fees for such services and (iii) reviews and reports on the results of such audits to the Board. The Audit Committee held four meetings during 2001.

   Compensation Committee. The Compensation Committee currently consists of five members of the Board: R. E. Chappell, K. Dahlberg, N. DeBenedictis, R. J. Naples, and R. L. Smoot, none of whom are members of the Company's management. The responsibilities of the Compensation Committee are described below (see "Report of Compensation Committee on Executive Compensation"). The Compensation Committee held seven meetings during 2001.

   Finance Committee. The Finance Committee currently consists of four members of the Board: P. G. Foulkrod, G. H. Glatfelter II, M. A. Johnson II, and R. P. Newcomer. The Finance Committee is responsible for overseeing the Company's financial affairs and recommending such financial actions and policies, including those with respect to dividends, as are most appropriate to accommodate the Company's operating strategies while maintaining its sound financial condition. The Finance Committee held five meetings during 2001.

   Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists of two members of the Board: G. H. Glatfelter II and R. L. Smoot. The responsibilities of the Nominating and Corporate Governance Committee include the identification and recruitment of effective candidates for nomination as directors and officers of the Company and general oversight over corporate governance issues. The Nominating and Corporate Governance Committee held two meetings during 2001. The Nominating and Corporate Governance Committee will consider as nominees for election to the Board persons recommended by the holders of common stock of the Company. Any shareholder desiring to recommend a nominee for election at the 2003 annual meeting of shareholders should submit such nomination in writing to the Secretary of the Company by December 10, 2002.

   Employee Benefits Committee. The Employee Benefits Committee currently consists of two members of the Board, G. H. Glatfelter II and R. P. Newcomer, and three officers of the Company, G. MacKenzie, J. R. Anke and William T. Yanavitch. The responsibilities of the Employee Benefits Committee include the general overview of the provisions of various pension plans of the Company and periodic review of pension fund performance. The Employee Benefits Committee is also responsible for administering the Company's various profit sharing and 401(k) savings plans and for conducting a periodic review of profit sharing and savings plan fund performance. The Employee Benefits Committee held three meetings during 2001.


                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee has reviewed and discussed the Company's audited financial statements with both the Company's management and the Company's independent auditors, Deloitte & Touche LLP. The Company's management has advised the Audit Committee that all such audited financial statements were prepared in accordance with generally accepted accounting principles.

   The Audit Committee has discussed with Deloitte & Touche LLP certain matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has also discussed with Deloitte & Touche LLP their independence from the Company and its management. The Audit Committee has received the written disclosures and letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, disclosing all relationships between Deloitte & Touche LLP and its related entities and the Company. In addition to the information provided by Deloitte & Touche LLP, the Audit Committee considered the level of non-audit and tax services provided by Deloitte & Touche LLP in determining that they were independent.

   Based on the review and discussions described above, the Audit Committee has recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          N. DeBenedictis (Chairman)
                                          R. E. Chappell

DIRECTOR COMPENSATION

 HOW ARE DIRECTORS COMPENSATED?

   Base Compensation. The Company pays non-employee directors an annual retainer fee of $18,000. The directors receive shares of the Company's common stock in an amount that equals 2/3 of this fee, with the balance paid in cash. In addition, the Company pays non-employee directors $1,500 for attendance at the annual board retreat, $1,000 for every board meeting attended and $1,000 for every committee meeting attended with the exception of back to back meetings, in which case Committee members are paid $600 per meeting and chairpersons are paid $700 per meeting. The Company also pays non-employee committee chairpersons an annual committee-related retainer of $2,500.

   Deferred Compensation. Pursuant to the Company's Deferred Compensation Plan for Directors (the plan), every year each director may elect to defer 50%, 75% or 100% of his or her retainer to be earned in that year and following years. For each director who participates in the plan, the Company will credit a deferred fee account with phantom shares of the Company's common stock (stock units) at such time as the retainer would otherwise have been paid. The number of stock units credited to a director's deferred account is the quotient of the amount of the deferred retainer divided by the fair market value of the Company's common stock on such date. Additional stock units are credited to each director's account as of each payment date for dividends on the Company's common stock, based on the number of stock units credited to a director's account on the record date for such dividends. Once a participant in the plan ceases to be a member of the Board of Directors, such participant is entitled to receive an amount in cash equal to the product of the number of stock units credited to his or her deferred account multiplied by the fair market value of the Company's common stock, payable in lump sum or in installments.

   Options. Each non-employee director receives, on May 1st of each year, non-qualified stock options to purchase 2,500 shares of common stock of the Company for a purchase price per share equal to the fair market value per share of the common stock of the Company on the date such options are granted. The options vest in full on the first anniversary of the date of the grant and expire on the earlier of the date on which the optionee ceases to be a member of the Board of Directors or ten years from the date of the grant; provided, however, that (i) in the event of the optionee's retirement from the Board, such options are exercisable until the first to occur of five years from the date of such retirement or ten years from the date of the grant and (ii) in the event that an optionee ceases to be a member of the Board by reason of death or disability, such options are exercisable until the first to occur of one year from the date of such death or disability or ten years from the date of the grant.

   Benefits. Each non-employee director is covered by the Company's directors and officers liability insurance as well as the Company's travel accident insurance.

                            EXECUTIVE COMPENSATION

   The following table sets forth certain information concerning compensation of the chief executive officer of the Company and each of the Company's six other most highly compensated executive officers in 2001, including R. L. Miller and L. R. Hall, executive officers who resigned as officers on September 1, 2001, and August 17, 2001, respectively:

                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                         -----------------------------
                                          ANNUAL COMPENSATION                   AWARDS         PAYOUTS
                                ---------------------------------------- --------------------- -------
                                                                         RESTRICTED
                                                                           STOCK    SECURITIES  LTIP    ALL OTHER
NAME AND PRINCIPAL       FISCAL                          OTHER ANNUAL      AWARDS   UNDERLYING PAYOUTS COMPENSATION
POSITION                  YEAR  SALARY($) BONUS($)(1) COMPENSATION($)(2)   ($)(3)   OPTIONS(#) ($)(4)     ($)(5)
------------------       ------ --------- ----------- ------------------ ---------- ---------- ------- ------------
G. H. Glatfelter II.....  2001   463,596    252,864             --           --       79,000   49,560     5,250
Chairman and              2000   428,264    313,166             --           --       92,100   41,332     2,125
Chief Executive Officer   1999   377,580    251,296             --           --       59,400   74,910         0
R. P. Newcomer..........  2001   374,988    190,965             --           --       52,200   49,560     5,125
President and             2000   326,280    188,030             --           --       50,700   41,322     5,125
Chief Operating Officer   1999   277,884    150,606             --           --       32,700   74,910     4,825
D. C. Parrini...........  2001   212,696     78,247             --           --       21,300        0     5,100
Vice President--          2000   162,954     81,479             --           --       21,200        0     5,100
Sales and Marketing       1999   140,546     53,075             --           --        7,600        0     4,800
Robert S. Wood(6).......  2001   211,802     89,069             --           --            0   14,489     5,100
Chief Strategy Officer    2000   184,310     96,846             --           --       24,800    9,997     5,100
                          1999   145,778     67,914             --           --       13,700   18,145     4,752
C. M. Smith.............  2001   211,752     89,049             --           --       10,100   14,489     5,100
Corporate Controller      2000   183,750     96,817             --           --       24,800   12,114     5,100
                          1999   144,708     67,515             --           --       13,700   22,004     4,800
R. L. Miller............  2001   219,192     86,903             --           --            0   28,730     5,125
Formerly Vice Presi-
 dent--                   2000   212,400    110,217         21,240           --       24,800   23,991     5,125
Special Projects          1999   180,000     88,200         20,000           --       16,000   43,382     5,125
Leland R. Hall..........  2001   225,492     81,005             --           --            0   24,975     5,125
Formerly Vice Presi-
 dent--                   2000   218,496    124,281             --           --       24,800   20,879     5,125
New Product Development   1999   190,008     98,121             --           --       16,000   37,717     4,825

--------
(1) Reflects distributions under a broad-based profit sharing plan payable to all salaried employees and bonuses under the Management Incentive Plan for executive officers and other senior level employees. For 1999 and 2000, Mr. Wood deferred $14,646 and $21,087 respectively, and for 2001, Mr. Hall deferred $32,723 of the listed amounts, as provided for under the Management Incentive Plan.
(2) Reflects a bonus for foreign services of $20,000 and $21,240 paid to Mr. Miller for 1999 and 2000, respectively. No executive officer named in the Summary Compensation Table received personal benefits or perquisites in excess of the lesser of $50,000 or 10% of his total salary and bonus.
(3) At December 31, 2001, Messrs. Glatfelter, Newcomer, Parrini, Wood, Smith, Miller and Hall held restricted stock awards in the aggregate of 68,400, 39,441, 12,903, 12,828, 14,858, 14,166 and 14,166 shares of common stock, respectively. At December 31, 2001, the fair market value of the shares subject to awards held by Messrs. Glatfelter, Newcomer, Parrini, Wood, Smith, Miller and Hall was $1,065,672, $614,491, $176,367, $201,029,
    $199,860, $220,706 and $220,706, respectively. Restricted stock vests at the end of the fourth year after it is awarded. An amount equal to the cash dividends per share paid on the Company's common stock during the four-year period accrues with respect to each share of restricted stock and is payable at the end of the four-year period. Further information concerning restricted stock awarded in 2001 is set forth under "Long-Term Incentive Plan Awards."
(4) Represents the payout to Messrs. Glatfelter, Newcomer, Wood, Smith, Miller and Hall for performance shares, which were awarded in 1995, 1996 and 1997, pursuant to the 1992 Key Employee Long-Term Incentive Plan, and had four-year performance periods ending December 31, 1999, 2000 and 2001, respectively.
(5) Other compensation reported for 2001 represents (a) matching contributions under the Company's 401(k) Savings Plan and (b) in the case of Messrs. Newcomer, Miller and Hall the $25 payable to them as employees at the Company's Spring Grove mill with service in excess of 25 years.
(6) Mr. Wood will resign as an officer of the Company effective March 31, 2002. See section entitled "Termination of Employment and Change-in-Control Agreements" for further information.

OPTION GRANTS

   The following table sets forth information concerning the number of options granted during 2001 and the value of unexercised options to purchase common stock held by the named executive officers at December 31, 2001. Under the terms of the stock options granted during 2001, none of the options are exercisable until 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

                           NUMBER OF        % OF
                           SECURITIES   TOTAL OPTIONS
                           UNDERLYING    GRANTED TO   EXERCISE              GRANT DATE
                            OPTIONS       EMPLOYEES     PRICE   EXPIRATION PRESENT VALUE
NAME                     GRANTED (#)(1)  DURING 2001  ($/SH)(1)    DATE       ($)(2)
----                     -------------- ------------- --------- ---------- -------------
G. H. Glatfelter II.....     79,000         14.2        15.47    12/17/11     246,085
R. P. Newcomer..........     52,200          9.4        15.47    12/17/11     162,603
D. C. Parrini...........     21,300          3.8        15.47    12/17/11      66,349
R. S. Wood..............          0            0            0         --            0
C. M. Smith.............     10,100          1.8        15.47    12/17/11      31,461
R. L. Miller............          0            0            0         --            0
L. R. Hall..............          0            0            0         --            0

--------
(1) With respect to Messrs. Glatfelter, Newcomer, Parrini and Smith, the options were granted on December 18, 2001, and 25% of the total number of shares becomes exercisable on each January 1 of 2003 through 2006. Upon retirement, the grantees may exercise these options until the first to occur of three years from the date of such retirement or December 17, 2011.
(2) The estimated present value at grant date of options granted on December 18, 2001, has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise--ten years; a risk-free interest rate of 5.57%, representing the interest rate on a U.S. Government zero-coupon bond on the date of grant with a remaining term corresponding to the expected life of the options; a volatility rate of 29.7%; and a dividend yield of 4.58% representing the current $.70 per share annualized dividends divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuation was done is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation."

YEAR-END OPTION VALUES

   The following table sets forth information concerning options exercised in 2001 and the value of unexercised options to purchase common stock held by the named executive officers at December 31, 2001.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                       OPTIONS AT           IN-THE-MONEY OPTIONS
                         ACQUIRED ON                FISCAL YEAR END (#)    AT FISCAL YEAR END ($)(1)
                          EXERCISE      VALUE    ------------------------- -------------------------
NAME                         (#)     REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ----------- ----------- ------------- ----------- -------------
G. H. Glatfelter II.....        0         n/a      125,740      252,916      143,952      463,138
R. P. Newcomer..........        0         n/a      106,477      149,453       79,294      255,962
D. C. Parrini...........    6,240      17,914            0       52,541            0       85,250
R. S. Wood..............    7,823      24,754       40,267       43,876        7,873      114,161
C. M. Smith.............        0         n/a       50,805       53,976       33,190      115,272
R. L. Miller............        0         n/a       65,203       47,884       38,816      122,434
L. R. Hall..............    9,000      32,397       49,058       47,634        9,690      122,929

--------
(1) Value is measured by the difference between the closing price for the Company's common stock on the New York Stock Exchange on December 31, 2001, and the exercise price of the option.

LONG-TERM INCENTIVE PLAN AWARDS

   The following table sets forth information concerning the number of shares of restricted stock awarded in 2001 under the Company's 1992 Key Employee Long-Term Incentive Plan.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                          ESTIMATED FUTURE PAYOUTS
                                                         UNDER NON-STOCK PRICE BASED
                           NUMBER OF    PERFORMANCE OR              PLAN
                         SHARES, UNITS   OTHER PERIOD   -----------------------------
                           OR OTHER    UNTIL MATURATION THRESHOLD  TARGET    MAXIMUM
NAME                     RIGHTS (#)(1)  OR PAYOUT (2)   SHARES(#) SHARES(#) SHARES(#)
----                     ------------- ---------------- --------- --------- ---------
G. H. Glatfelter II.....    15,910         4 years         --      15,910      --
R. P. Newcomer..........    10,520         4 years         --      10,520      --
D. C. Parrini...........     4,290         4 years         --       4,290      --
R. S. Wood..............         0             --          --           0      --
C. M. Smith.............     2,030         4 years         --       2,030      --
L. R. Hall..............         0             --          --           0      --
R. L. Miller............         0             --          --           0      --

--------
(1) Represents restricted stock awarded in 2001 under the 1992 Key Employee Long-Term Incentive Plan that will vest at the end of four years, subject to the achievement by the Company of a minimum level of earnings per share over the four-year period. An amount equal to the cash dividends per share paid on the Company's common stock during the four-year period shall accrue with respect to each share of restricted stock and be payable at the end of the four-year period to the extent a payout is earned. The restricted stock will be forfeited upon termination of employment during the four-year period for any reason other than retirement, death or disability.
(2) Restricted stock will vest on December 31, 2005.

EMPLOYEE RETIREMENT PLANS

 WHAT EMPLOYEE RETIREMENT PLANS HAS THE COMPANY ESTABLISHED?

   Pension Plan. Officers and directors who are full-time employees of the Company participate in the P. H. Glatfelter Company Retirement Plan for Salaried Employees (the pension plan). Benefits payable under the pension plan are based upon years of service and average annual compensation for the five consecutive calendar years during the ten years preceding the year of retirement that yield the highest average. Retirement benefits under the pension plan are not subject to any deduction for Social Security benefits. Annual compensation for purposes of the pension plan generally includes salary and bonus as listed in the Summary Compensation Table for the prior year. To the extent deferral of an award under the Company's Management Incentive Plan causes a reduction in a participant's pension under the pension plan, a pension supplement (the MIP adjustment supplement) will be paid from the Company's Supplemental Management Pension Plan.

   Employees of the Spring Grove mill who earned a vested benefit under the pension plan before May 1, 1970 (grandfathered Spring Grove participants) may receive a benefit, if greater than the usual benefit, which does not give effect to years of service and is based on a percentage of the participant's earnings, as defined in the plan for this purpose, which consist of the sum of
(i) the participant's annual base salary as of the April 30th (or other effective date for annual compensation adjustments) closest to the retirement date or, if earlier, the April 30th (or other effective date for annual compensation adjustments) closest to the participant's 60th birthday and (ii) the participant's average compensation in excess of annual base salary for the five year period prior to the year of actual retirement, or, if earlier, the year in which the employee attains age 60. Annual compensation for such participants generally means the salary and bonus amounts listed in the Summary Compensation Table.

   The pension plan has been amended to reflect three voluntary early retirement enhancement programs (the VEREPs) effective in 1998, 1999 and 2000 for certain groups of eligible salaried employees of the Company. Eligible employees who have elected to participate in one of the VEREPs generally receive enhanced benefits under the pension plan based on the addition of five years of credited service and five years of additional age, but not beyond age 65.

   Supplemental Executive Retirement Plan. The Company has a Supplemental Executive Retirement Plan (the SERP) consisting of two benefits, either or both of which are available to those management and executive employees who have been selected by the Company's Compensation Committee for participation therein. The first benefit, known as the restoration pension, provides an additional pension benefit based on the participant's pension benefit earned under the terms of the pension plan, which is intended to restore that portion of the pension plan's benefit which cannot be paid from that plan due to legal limitations on the compensation and total benefits payable thereunder. Participants may receive the restoration pension in a single sum or in any form permitted under the pension plan, as elected by the participant at the time he or she first becomes a participant.

   The second benefit, known as the FAC pension, pays a monthly pension benefit equal to a designated percentage of the participant's final average compensation (as defined below), offset by the actuarially equivalent value of the participant's benefits under the pension plan and certain Company-sponsored nonqualified defined benefit pension arrangements, including (if applicable) the restoration pension. The designated percentage is 2% multiplied by the participant's years of credited service under the pension plan, but not in excess of 55%. The FAC pension is payable following the participant's retirement at or after age 62 in the form of a joint and 75% survivor annuity with the participant's spouse or, if so requested by the participant and approved by the Company's Compensation Committee, as a single sum. The FAC pension can also be paid on an early retirement basis as early as age 55, but reduced by 2.5% for each year by which the early benefit commencement precedes the participant's attainment of age 62. A survivor benefit is also payable to the participant's surviving spouse if the participant dies before his or her benefit commencement date. Final average compensation means the annualized average of the participant's eligible compensation for the sixty (60) calendar months immediately preceding his or her retirement, which generally means the salary and bonus amounts listed in the Summary Compensation Table.

 WHAT ARE THE ESTIMATED ANNUAL RETIREMENT BENEFITS OF THE COMPANY'S
EXECUTIVES?

   The following table shows the estimated annual retirement benefits, payable in the form of a joint and 75% survivor annuity beginning at age 62, to those executives, including Messrs. Glatfelter, Newcomer, Parrini, Wood, Smith, and Miller, who are eligible for the FAC pension under the SERP. This benefit consists of the sum of the executive's pension plan benefits and the additional amount necessary to yield the benefit calculated under the FAC pension.

                              PENSION PLAN TABLE

                              ESTIMATED ANNUAL RETIREMENT BENEFIT BASED ON
      AVERAGE ANNUAL                      YEARS OF SERVICE(1)
       (FIVE YEAR)          ----------------------------------------------------------------
     COMPENSATION ($)         15              20              25            27.5 OR MORE
     ----------------       -------         -------         -------         ------------
         125,000             37,500          50,000          62,500            68,750
         150,000             45,000          60,000          75,000            82,500
         175,000             52,500          70,000          87,500            96,250
         200,000             60,000          80,000         100,000           110,000
         250,000             75,000         100,000         125,000           137,500
         300,000             90,000         120,000         150,000           165,000
         400,000            120,000         160,000         200,000           220,000
         500,000            150,000         200,000         250,000           275,000
         600,000            180,000         240,000         300,000           330,000
         700,000            210,000         280,000         350,000           385,000
         800,000            240,000         320,000         400,000           440,000
         900,000            270,000         360,000         450,000           495,000

--------
(1) Pension benefit paid as a joint and 75% survivor annuity.

   The following executive officers who participate in the pension plan had the indicated credited years of service at December 31, 2001: G. H. Glatfelter
II: 25 years; R. P. Newcomer: 29 years; R. L. Miller: 34 years; L. R. Hall: 42 years; and R. S. Wood: 21 years.

   The foregoing table assumes that the executive is a participant in the FAC pension under the SERP. Of the named executive officers at December 31, 2001, Mr. Hall is not eligible for the FAC pension and therefore is entitled to receive a pension determined under the pension plan, together with, as applicable, the restoration pension and the MIP adjustment supplement. Mr. Parrini is a participant in the FAC pension under the SERP, however, at December 31, 2001, he had not yet fulfilled the 5-year vesting requirement under the Company's pension plans.

   The accrued annual benefits for Mr. Hall under the pension plan, the restoration pension and the MIP adjustment supplement are $108,003. These accrued benefits are payable in the form of a single life annuity beginning at age 65. Mr. Hall also is eligible to receive a 3-year early retirement supplement (under the Company's Supplemental Management Pension Plan) which is paid if he retires before attaining age 65 and elects to defer receipt of benefits under the pension plan until age 65 or, if earlier, until the first day of the 36th month following his retirement. This benefit pays, for up to three years, a monthly benefit equal to that calculated under the pension plan and (if applicable) the restoration pension under the SERP, but with the addition of up to three years to his age.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

 WHAT TERMINATION OF EMPLOYMENT CONTRACTS HAS THE COMPANY ENTERED INTO?

   The Company has entered into separation agreements with each of Messrs. Miller, Hall and Wood in connection with their termination of employment effective February 28, 2002, April 30, 2002, and March 31,

2002, respectively. The agreements for Messrs. Miller and Hall essentially provide for continued employment through to the date of termination and thereafter standard retiree benefits under the Company's retirement and pension plans, with the exception that, in the case of Mr. Miller, his FAC pension and SERP benefit are calculated and paid based on an assumed age of 60 on the termination date. Both individuals will receive all incentive compensation earned during 2001 under the Company's Management Incentive Plan and profit sharing program and, with respect to the Long-Term Incentive Plan, both will receive (in shares or cash) all performance and/or restricted shares vested as of the termination date and Mr. Hall also will receive the benefit of a pro rata share of restricted stock awards that remain unvested as of the termination date.

   Under the terms of his severance agreement, Mr. Wood will receive salary continuation severance for a period of 31 weeks, together with a one-time payment of $599,000 in lieu of further awards or vesting under the Management Incentive Plan, profit sharing program, and Long-Term Incentive Plan during 2002 or on account of service in 2002. He also will be reimbursed for certain costs of outplacement services, an executive development program, relocation expenses not otherwise covered by a new employer, legal and financial planning services in connection with the severance agreement, and life and long-term disability insurance. Mr. Wood will receive an enhanced early retirement benefit payable on or after age 55 in an amount that approximates his pension benefit under the Company's Final Average Compensation Plan. He also may exercise during a 3-year period extending after his termination date all stock options that are vested as of that date.

 WHAT CHANGE-IN-CONTROL ARRANGEMENTS HAS THE COMPANY ENTERED INTO?

   The Company has entered into change in control employment agreements with each of Messrs. Glatfelter, Newcomer, Parrini, Smith and Wood. Under the agreements, each executive will become entitled to additional payments and benefits if his employment is terminated under certain conditions within two years following a change in control (as defined in the agreements) of the Company during the term of the agreements. Under the agreements, each executive's employment with the Company will continue for two years from the date of a change in control. During such period, the executive shall continue in the position he held prior to the change in control and shall receive compensation and benefits from the Company at least equal to those paid to him prior to the change in control.

   If, within two years following a change in control, an executive's employment is terminated by the Company other than for cause, death or disability or is terminated by the executive for good reason (as defined in the agreements), he will receive his then current base salary through the date of termination, plus a lump sum payment, payable within thirty days after the date of termination, representing certain severance benefits (in lieu of further salary payments and in lieu of any severance benefits otherwise payable by the Company). The severance benefits under the agreements consist of: (i) a prorated bonus for the year in which the date of termination occurs, on the basis of a target bonus under the Management Incentive Plan and a 7.5% of base salary profit-sharing bonus; (ii) an amount equal to two times (three times in the case of Mr. Glatfelter) (a) the executive's base salary (at the highest rate achieved before the date of termination) plus (b) his annual bonus for the last full fiscal year before the date of termination; (iii) continued health, disability and life insurance coverage for two years (three years in the case of Mr. Glatfelter) at substantially similar levels of coverage, or at the Company's option payment to the executive of an amount equal to the Company's cost of providing such benefits; and (iv) full vesting and payout under all deferred compensation plans.

   If an executive's employment is terminated by the Company for cause, death or disability, or is terminated by the executive (including voluntary retirement) without good reason, in lieu of the severance benefits above, such executive will receive a lump sum cash payment of his then current base salary through the date of termination, together with all compensation and benefits to which he is entitled under the Company's benefit plans for periods preceding the date of termination.

   The agreements provide that if any payment or benefit to an executive, whether pursuant to the agreements or otherwise, is subject to the excise tax imposed by the Internal Revenue Code on "excess parachute payments," then an additional payment will be made to such executive so that the amount he receives on a net basis will be the same amount that he would have received absent the applicability of the excise tax.

                       COMPENSATION COMMITTEE INTERLOCK
                           AND INSIDER PARTICIPATION

   The Compensation Committee currently consists of five members of the Board of Directors: R. E. Chappell (Chairman), N. DeBenedictis, K. Dahlberg, R. J. Naples, and R. L. Smoot. No member of this Committee was at any time during the Company's 2001 fiscal year, or at any other time, an officer or employee of the Company.

   No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board of Directors.

   Mr. Smoot has been an officer of a banking institution that has a banking relationship with the Company and provides general banking services and credit facilities. See "Certain Relationships and Related Transactions."

                       REPORT OF COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

 WHAT ARE THE RESPONSIBILITIES OF THE COMPANY'S COMPENSATION COMMITTEE?

   The Compensation Committee reviews and approves the elements of the Company's executive compensation program and assesses the effectiveness of the program as a whole. In accordance with its written charter, the Compensation Committee's responsibilities include: (i) reviewing annually (A) with the Company's chief executive officer the job performance of certain senior corporate officers and (B) the job performance of the Company's chief executive officer as measured against financial and other objectives and the Company's achievements as compared to certain other companies in the paper and forest products industry as well as in the specialty chemicals industry, (ii) reviewing and establishing the level of salaries and benefits for the chief executive officer and certain senior corporate officers, including but not limited to benefits under the Company's long-term incentive plan, profit sharing plans, defined benefit and contribution plans and other welfare benefit plans, and (iii) reviewing and approving certain participants in, and the operating rules for awards under, the Company's Management Incentive Plan.

   The Compensation Committee from time to time reviews the Company's entire executive compensation structure through an examination of compensation information for comparable companies and certain broader-based data, compiled by the Company and by compensation and other consulting firms. The comparable companies are other companies in the paper and forest products industry (both publicly and privately owned) and companies in the specialty chemicals industry identified by management, which on an overall basis are most similar to the Company in relation to size, products and financial and other characteristics and in certain cases include also general industry and nondurable manufacturing companies of roughly the same revenue size as the Company. The companies that comprise the Peer Group in the Stock Performance Chart below are the Company's industry-based comparable companies. Certain of the comparable companies are included in the S&P MidCap 400, and therefore are represented in two indices in the Stock Performance Chart.

 WHAT IS THE COMPANY'S PHILOSOPHY REGARDING EXECUTIVE OFFICER COMPENSATION?

   The Compensation Committee has generally structured the Company's executive compensation program (i) to be competitive with compensation programs of comparable companies to enable the Company to attract, retain and motivate a highly qualified executive management team, (ii) to provide a significant portion of variable-based compensation that is contingent upon objectively-measured performance criteria to align executive officers' interests with those of the Company's shareholders, and (iii) to include appropriate and flexible design features in such programs which will be responsive to the peculiarities of the paper industry and to the changing needs of the Company. The elements of the Company's executive compensation program are salary and annual incentive compensation comprised of profit sharing, management incentive compensation and long-term incentive compensation and other benefits. From time to time the Compensation Committee solicits the advice of compensation and other consulting firms to evaluate the Company's executive compensation program in order to ensure that such program is competitive with compensation programs of comparable companies. In establishing executive compensation for 2001, the Compensation Committee considered a competitive market compensation analysis for a broad cross-section of benchmark management positions throughout the Company, including all executive officer positions, prepared by the Company's compensation consultant.

 WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

   Base Salary. The Company's policy is to pay competitive salaries at levels which are sufficient to attract and retain high caliber individuals based on the relative value of each position, as measured against comparable companies. The Compensation Committee assigns each executive position a salary grade with a base salary range, including a midpoint, based on the base salary level for similar positions at comparable companies. Ranges are adjusted by the Compensation Committee periodically and executives are moved to different salary grades as their job responsibilities change.

   Generally, executive officer base salaries are reviewed and approved annually. Effective June 1, 2001, the salary review cycle for all officers was aligned with the calendar year and salary adjustments were made in conjunction with changes in job responsibilities and/or salary grades for certain executives. The salary for each executive is set by the Compensation Committee after an assessment of his or her performance and the relation of his or her salary to the midpoint for the applicable salary range. The factors that were considered in granting salary increases to executive officers for 2001 were as follows: (i) the base salaries for most executives were below the midpoint of their respective salary ranges and below the median base salaries for positions of similar scope and responsibility at comparable companies, (ii) the objective of moving base salaries to the midpoint of salary ranges within a reasonable period of time, and (iii) the Compensation Committee's assessment of certain senior executive officers' performance as reported by the chief executive officer.

   Profit Sharing Plan. The Company has established a profit sharing plan, which covers all of its domestic salaried employees. The plan is intended to incent participants to enhance Company performance by offering them a shared interest in profits each year, up to a maximum of 15% of base salary.

   To establish financial targets for payment of profit sharing awards for 2001, the Compensation Committee established separate profit centers for the Company's global operations and for each of the domestic facilities. The Company's senior executives were participants in the global profit center in 2001. The operating rules established by the Compensation Committee for profit sharing in 2001 provide for awards of up to 15% of base salary depending on the percentage return on shareholders' equity for the operations included in the global profit center or, in the case of the domestic facilities' profit centers, on the individual facility financial performance for the year.

   The 2001 financial performance of the Company's global profit center resulted in profit sharing awards of less than half of the maximum award attainable under the plan.

   Management Incentive Plan. The Compensation Committee establishes additional incentive bonus opportunities under its Management Incentive Plan, which are designed to encourage greater efforts on the part of key salaried employees to increase the profits of the Company. The incentive bonus opportunities potentially represent a significant portion of total compensation and are intended to correlate with the financial and other performance of the Company. The underlying objectives of the Company's Management Incentive Plan are to assure that incentive bonus awards are at risk annually, to reward senior executives and key management personnel on the basis of corporate financial and other results and to provide an incentive bonus award that is similar to that of comparable companies.

   To establish financial targets for payment of incentive awards for 2001, the Compensation Committee established separate profit centers for the Company's global operations, each of its domestic facilities and its Gernsbach facility. The Company's senior executives were participants in the global profit center in 2001. Under the operating rules established by the Compensation Committee for the Management Incentive Plan for 2001, the incentive bonus awards for all profit centers were based on the following weighted factors: (a) return on capital employed, (b) savings under the Company's cost savings initiative, "DRIVE", (c) specific measurements under the Company's IMPACT project, and (d) the achievement of certain individually established performance metrics.

   The Compensation Committee established annual maximum, target and minimum financial objectives to be achieved for each factor of the Management Incentive Plan. When establishing the return on capital employed objectives, the Compensation Committee considered the Company's 2001 budget, the Company's estimated consolidated financial results for 2000 and the actual consolidated financial results for 1999. When establishing the cost savings under the DRIVE initiative, the Compensation Committee considered the actual costs of goods sold for 1999 as the baseline. When establishing the specific measurements under the Company's IMPACT project, the Compensation Committee considered whether the key elements designed to accomplish a successful implementation of the enterprise resource planning system under the IMPACT project were completed as planned. When establishing the achievement of certain individually established performance metrics, the Compensation Committee considered, among others, operating profit and revenue growth for individual products and the accomplishment of certain other cost savings initiatives.

   This methodology is intended to induce management to enhance the profitability of the Company throughout the full business cycle, and therefore to provide value to the shareholders of the Company. The Compensation Committee believes that executive officers should not receive any incentive bonus if the Company does not achieve annually established minimum financial objectives. If the minimum financial objectives are achieved, the incentive award for an executive officer is the sum of the percentages derived from each of the factors of the Management Incentive Plan multiplied by the midpoint of the salary range for such officer's salary grade.

   For purposes of the Management Incentive Plan, the performance of the global profit center for 2001 was modestly less than the target objectives but above the minimum objectives established by the Compensation Committee. Although the Company's financial performance in 2001 was below budget, the incentive bonus payments for certain executive officers were slightly higher in 2001 than in 2000. This is due to the fact that effective January 1, 2001, the salary ranges for each salary grade were increased across the board and these senior executives were promoted into higher salary grades during 2001 commensurate with increased responsibilities, causing incentive bonuses for 2001 to be based on salary grades with higher salary range midpoints than for 2000.

   Long-Term Incentive Compensation. The Company's Long-Term Incentive Plan enables the Company to offer key employees equity interests in the Company and other incentive awards, including performance-based stock incentives. Certain features of the plan (i.e. stock options, performance shares, performance units and restricted stock) are similar to long-term incentives offered by many of the comparable companies. The primary purposes of the plan are to (i) attract, retain, motivate and reward key employees, (ii) provide target long-term incentive award opportunities which are competitive with comparable companies, (iii) assure that the awards issued pursuant to the plan reflect the cyclical and long-term nature of the paper industry, (iv) enable senior executives to acquire appropriate levels of equity interest in the Company in order to increase the alignment of their interests with those of shareholders and (v) otherwise strengthen the mutuality of interests between key employees and the Company's shareholders.

   In 1995, the Company adopted a long-term incentive program, developed at the direction of the Compensation Committee by an executive compensation consulting firm, under which stock options and/or performance shares were granted annually through January 1998 to key employees. The value of such awards was based upon the value of awards granted to positions of similar scope and responsibility within comparable companies. Stock options have an exercise price equal to the fair market value of the Company's common stock at the time of the grant and generally become exercisable in annual 25% increments commencing one year after the date of grant. Contingent awards of performance shares are generally made on the first day of a four-year performance period. At the end of the four-year performance period, the number of shares earned is based upon the level of achievement of two factors: return on average shareholders' equity and pre-tax earnings relative performance. If the threshold return on average shareholders' equity is not attained, no shares are earned. Above the threshold goals, the contingent award is reduced if the target goals are not met and such contingent award is supplemented if the target goals are exceeded. Payouts of earned performance shares are made at the discretion of the Committee in cash or in common stock of the Company at the end of the four-year performance period. The last four-year performance period under the long-term incentive program ended on December 31, 2001. The payouts were moderately below the target amounts for such period.

   In December 1998, the Compensation Committee revised the long-term incentive program by making awards of restricted stock in lieu of awards of performance shares. The grant of stock options continued. In addition, the grants and awards were made effective the day of the December Compensation Committee meeting, whereas in prior years such grants and awards were approved in December, but made effective on January 1 of the following year. Restricted stock was substituted by the Committee for performance shares because the Committee viewed restricted stock, subject to future vesting, as simpler, more understandable and better serving the objective of retaining key senior executives. Stock options continue to provide the necessary long-term incentive. In December 2001, the Compensation Committee made stock option grants and restricted stock awards to executives consistent with the program instituted in December 1998. The value of the stock option grants and restricted stock awards made in December 2001 was based on a percentage of the midpoint of the salary range for each executive. The stock options that were granted in December 2001 had terms and conditions similar to the stock options granted effective on December 14, 1999 and December 19, 2000, and 25% of the total number of shares becomes exercisable on each January 1, 2003 through 2006. Upon retirement, the grantees may exercise these options until the first to occur of three years from the date of such retirement or the expiration of the option's exercise period. The restricted stock awards made in December 2001, like the restricted stock awards made in December 1999 and December 2000, are subject to the continued service of the executive for four years, except in cases of death, disability or retirement, and achievement of a threshold earnings level established by the Committee.

 HOW IS THE COMPANY ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

   The Compensation Committee intends that awards made under the Long-Term Incentive Plan and the Management Incentive Plan will qualify as performance-based compensation that will be deductible for federal income tax purposes under Section 162(m) of the Internal Revenue Code.

 HOW IS THE COMPANY'S CHIEF EXECUTIVE OFFICER COMPENSATED?

   The base salary of George H. Glatfelter II, Chairman and Chief Executive Officer of the Company, was increased by 10.0%, effective January 1, 2001, consistent with the goal of advancing his base salary to the mid-point of the salary range for his salary grade over the next one or two years. In approving this increase, the Compensation Committee also considered Mr. Glatfelter's role in guiding the Company as its chief executive during 2000, a period in which the Company's business and the paper industry in general continued to experience dramatic changes.

   Mr. Glatfelter's annual management incentive bonus award for 2001 was less than in 2000, reflecting the fact that the performance of the Company's global profit center for 2001 with respect to the various elements of the Management Incentive Plan was slightly less than the respective target objectives established by the Compensation Committee.

   The Compensation Committee also granted Mr. Glatfelter nonqualified stock options under the Long-Term Incentive Plan effective December 18, 2001, with a value intended to approximate 50% of the midpoint of the salary range for Mr. Glatfelter's salary grade. The remaining 50% consisted of an award of restricted stock by the Compensation Committee vesting December 31, 2005, subject to the achievement of a minimum net income level over the four-year vesting period. The Compensation Committee believes that this form of stock compensation more closely aligns Mr. Glatfelter's interests with those of the shareholders of the Company.

                                       R. E. Chappell, Chairman
                                       N. DeBenedictis
                                       K. Dahlberg
                                       R. J. Naples
                                       R. L. Smoot

STOCK PERFORMANCE GRAPH

   The following chart compares the yearly percentage change in the cumulative total return on the Company's common stock during the five years ended December 31, 2001 with the cumulative total return on the S&P MidCap 400 Index and the Company's Peer Group(1). The comparison assumes $100 was invested on December 31, 1996 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends.

                              [PERFORMANCE CHART]

                        1996     1997     1998     1999    2000      2001
Glatfelter   Return %             7.67    -30.49    24.11    -8.85     31.44
             Cum $    $100.00  $107.67    $74.84   $92.88   $84.55   $111.27
S&P
 MIDCAP 400  Return %            32.25     19.11    14.72    17.50     -0.61
             Cum $    $100.00  $132.25   $157.52  $180.71  $212.35   $211.06
Peer Group   Return %             4.78     -4.10    29.93     -7.84     3.26
  Only       Cum $    $100.00  $104.78   $100.48  $130.55   $120.32  $124.24
--------
(1) The Company's Peer Group consists of companies in the same industry as the Company. The returns of each Company in the Peer Group have been weighted according to their respective stock market capitalization for purposes of arriving at the Peer Group average. The members of the Peer Group are as follows: Bowater, Inc., Chesapeake Corporation, Mead Corporation, Pope and Talbot, Inc., Potlatch Corporation, Schweitzer-Mauduit International, Inc., Wausau Mosinee Paper Mills Corporation, Westvaco Corporation and Willamette Industries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Mr. Smoot, a director of the Company, was President and Chief Executive Officer until December 2000, and has been Regional Chairman thereafter, of PNC Bank, National Association, Philadelphia/South Jersey markets. PNC Bank, National Association (PNC Bank), an indirect subsidiary of The PNC Financial Services Group, Inc., has a banking relationship with the Company and provides general banking services and credit facilities. PNC Bank is one of five lending institutions under a $200,000,000 Credit Agreement dated December 22, 1997, which was used to finance the Company's acquisition of the Schoeller & Hoesch specialty paper business. PNC Bank's committed share of this credit facility is $31,250,000. As of December 31, 2001, the Company's borrowing under the Credit Agreement was approximately $122,500,000; PNC Bank's portion of this loan was approximately $19,140,000. All transactions between the Company and PNC Bank have been made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons.

                           OWNERSHIP OF COMMON STOCK

   The following table sets forth as of February 27, 2002, (except as otherwise noted) the holdings of (i) each person who is known by the Company to own beneficially more than 5% of the common stock of the Company, (ii) each director, each director nominee and certain executive officers and (iii) all directors and executive officers of the Company as a group. All stock with respect to which a person has the right to acquire beneficial ownership within 60 days is considered beneficially owned by that person.

                                           AMOUNT AND NATURE OF
                                           BENEFICIAL OWNERSHIP
                                            (NUMBER OF SHARES)
                                           --------------------
                                                       VOTING       PERCENTAGE
                                                       AND/OR        OF CLASS
                                                     INVESTMENT     (IF GREATER
NAME                                       DIRECT(1)  POWER(2)       THAN 1%)
----                                       --------- ----------     -----------
Principal Holders
 The PNC Financial Services Group, Inc.
  (formerly PNC Bank Corp.)...............       0   15,319,181(3)     35.7%
  Fifth Ave. & Wood St.
  Pittsburgh, Pa.
 P. H. Glatfelter Family..................       0   12,515,174(4)     29.1%
 Shareholders' Voting Trust
  c/o PNC Bank
  1600 Market Street
  Philadelphia, Pa.
 G. H. Glatfelter.........................       0    3,788,819(5)      8.8%
  Spring Grove, Pa.
 Dimensional Fund Advisors Inc............       0    2,472,600(6)      5.8%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Directors, nominees for director and certain officers (other than those listed above)

 R. E. Chappell...........................   2,000        4,500(7)      --
 N. DeBenedictis..........................   5,000        4,500(7)      --
 K. Dahlberg..............................       0            0         --
 P. G. Foulkrod...........................       0      956,645(8)      2.2%
 G. H. Glatfelter II......................   4,777      185,636(9)      --
 L. R. Hall...............................     401       46,655(10)     --
 J. R. Hall...............................       0            0         --
 M. A. Johnson II.........................  10,544        6,036(7)      --
 R. L. Miller.............................   1,966       86,972(12)     --
 R. J. Naples.............................   1,000            0(16)     --
 R. P. Newcomer...........................  11,513       86,893(13)     --
 D. C. Parrini............................       0        1,443         --
 C. M. Smith..............................   2,727       55,946(11)     --
 R. L. Smoot..............................   1,500        4,500(7)      --
 L. C. Stewart............................       0            0         --
 R. S. Wood...............................     233       55,014(14)     --
All directors and executive officers as a
 group....................................  44,608    5,365,909(15)    12.5%

--------
(1) Reported in this column are shares held of record.
(2) Does not include shares reported in Direct ownership column. For purposes of the table, shares of common stock are considered beneficially owned by a person if such person has or shares voting or investment power with respect to such stock. As a result, the same security may be beneficially owned by more than one person and, accordingly, in some cases, the same shares are listed opposite more than one name in the table. Also includes, in some cases, shares beneficially held by spouses or minor children, as to which beneficial ownership is disclaimed.

(3) Consists of 9,229,979 shares as to which The PNC Financial Services Group, Inc. (PNC) has sole voting power; 5,989,336 shares as to which PNC has shared voting power; 9,461,216 shares as to which PNC has sole investment power; and 5,535,898 shares as to which PNC has shared investment power. The amounts specified for shared voting power and shared investment power both include 89,348 shares held by PNC Bank, National Association (PNC
    Bank) as co-trustee with G. H. Glatfelter and 52,476 shares held by PNC Bank as co-trustee with P. G. Foulkrod. In addition, 12,515,174 shares of the total amount of shares beneficially held by PNC are deposited in the voting trust (see footnotes (4) and (8)). All shares beneficially held by PNC are also considered to be beneficially held by its subsidiary, PNC Bancorp, Inc., and by PNC Bank, a subsidiary of PNC Bancorp, Inc. All of the above share amounts are as of December 31, 2001.
(4) Consists of shares beneficially owned as of December 31, 2001, by certain descendants of Philip H. Glatfelter or the spouses of such descendants, including shares beneficially owned by P. G. Foulkrod, G. H. Glatfelter and G. H. Glatfelter II, which were deposited in the P. H. Glatfelter Family Shareholders' Voting Trust dated July 1, 1993 (the voting trust). Shares deposited in the voting trust may be withdrawn subject to certain conditions. Co-trustees for the voting trust are William M. Eyster II, Katherine G. Costello, Irene G. Fegley, Elizabeth Glatfelter, Susan M.G. Wilson and PNC Bank. Co-trustees other than PNC Bank each represent a family group. The shares deposited in the voting trust may be voted only in accordance with a majority of votes cast by the co-trustees pursuant to a weighted formula in which (i) each co-trustee (other than PNC Bank) is entitled to cast such number of votes as is equal to the number of shares deposited in the voting trust in which members of his or her family group have an interest and (ii) PNC Bank is entitled to cast such number of votes as is equal to the number of shares deposited in the voting trust in which any fiduciary trust, of which PNC Bank is a trustee, and which is for the benefit of one or more Glatfelter family members, has an interest. The co-trustees have no dispositive power with regard to the shares deposited in the voting trust. The voting trust will continue until it is terminated by the co-trustees or all of the shares deposited in the voting trust are withdrawn. The address for each of the co-trustees is c/o PNC Bank, National Association, 1600 Market Street, Philadelphia, Pa.
(5) Includes 4,500 shares subject to currently exercisable options; 89,348 shares held as co-trustee with PNC Bank; 901,161 shares (of which 4,416 shares are also included in the number of shares which he holds as co-trustee) which G. H. Glatfelter has the right to withdraw from certain trusts of which PNC Bank is trustee; and 2,793,810 shares which G. H. Glatfelter has the right, on certain conditions, to purchase from certain trusts of which PNC Bank is trustee. Except for the 4,500 shares subject to currently exercisable options and 2,306,178 shares which he has the right to purchase, all shares beneficially owned by G. H. Glatfelter are deposited in the voting trust (see footnote (4)). Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2002.
(6) Represents 2,472,600 shares beneficially owned, as of December 31, 2001, by Dimensional Fund Advisors Inc. (Dimensional). Dimensional, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over shares that are owned by the Funds. All 2,472,600 shares are owned by the Funds. Dimensional disclaims beneficial ownership of such shares.
(7) Includes 4,500 shares subject to currently exercisable options. Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2002.
(8) Includes 3,000 shares subject to currently exercisable options; 1,014 shares held through a self-directed IRA which is beneficially owned by P.
    G. Foulkrod's husband; 1,122 shares held in a retirement plan of which P.
    G. Foulkrod's husband is trustee; 52,476 shares held as co-trustee; and 899,033 shares which P. G. Foulkrod has the right to withdraw from a trust of which PNC Bank is trustee. Except for the shares held through the IRA and the 1,122 shares held in the retirement plan, all shares beneficially owned by P. G. Foulkrod are deposited in the voting trust (see footnote
    (4)). Does not include an additional 1,500 shares subject to options which will become exercisable on May 1, 2002.

(9) Includes 183,914 shares subject to the currently exercisable options and 216 shares which G. H. Glatfelter II has the right to withdraw from certain trusts of which PNC Bank is trustee and which are subject to the voting trust (see footnote (4)).
(10) Includes 46,585 shares subject to currently exercisable options.
(11) Includes 53,585 shares subject to currently exercisable options.
(12) Includes 81,910 shares subject to currently exercisable options.
(13) Includes 82,940 shares subject to currently exercisable options.
(14) Includes 54,781 shares subject to currently exercisable options.
(15) Includes 600,643 shares subject to currently exercisable options.
(16) Does not include additional 1,500 shares subject to options, which will become exercisable on May 1, 2002.

   G. H. Glatfelter, the voting trust, The PNC Financial Services Group, Inc., PNC Bancorp, Inc. and PNC Bank, National Association may be deemed to be "control persons" of the Company for purposes of the proxy rules and regulations of the Securities and Exchange Commission.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Certain officers of the Company, namely Carroll L. Missimer, Peter M. Yaffee and William T. Yanavitch, each failed to file on a timely basis a Form 3, and Mr. Missimer failed to file on a timely basis a Form 4 covering one transaction during the Company's most recent fiscal year. Each such individual filed one Form 5 on February 13, 2002, to report their initial holdings of Company securities and, in the case of Mr. Missimer, to also report such transaction.

   Nicholas DeBenedictis, a director of the Company, failed to file on a timely basis one Form 4, covering several transactions, during the Company's most recent fiscal year. Mr. DeBenedictis filed one Form 4 on January 11, 2001, to report such transactions.

                                OTHER BUSINESS

   As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, which under applicable proxy regulations need not be included in this proxy statement or which the Board did not know would be presented a reasonable time before this solicitation, the persons named in the accompanying proxy will have discretionary authority to vote proxies with respect to such matter in accordance with their best judgment.

   The 2001 Annual Report of the Company, including the annual report on Form 10-K and financial statements, was mailed with this Proxy Statement. The 2001 Annual Report and Form 10-K are not incorporated in this Proxy Statement by reference and are not deemed a part of the proxy soliciting material.

                                       /s/ M. R. MUELLER
                                       M. R. MUELLER,
                                       Secretary

April 9, 2002

PROXY
                            P.H. GLATFELTER COMPANY
                              YORK, PENNSYLVANIA
                          ----------------------------
                       PROXY SOLICITED ON BEHALF OF THE
           BOARD OF DIRECTORS OF THE COMPANY FOR THE ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD APRIL 24, 2002.

The undersigned shareholder of P.H. Glatfelter Company hereby appoints Robert E. Chappell, Ronald J. Naples and Richard L. Smoot and each of them, attorneys and proxies, with power of substitution in each of them, to vote and act for and on behalf of the undersigned at the annual meeting of shareholders of the Company to be held at the Company's Spring Grove mill, 228 South Main Street, Spring Grove, Pennsylvania, on Wednesday, April 24, 2002, and at all adjornments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon, and in their discretion upon such other business as may come before the meeting, all as set forth in the notice of the meeting and in the proxy statement furnished herewith, copies of which have been received by the undersigned; and hereby ratifies and confirms all that said attorneys and proxies may do or cause to be done by virtue hereof.

IT IS AGREED THAT UNLESS OTHERWISE MARKED ON THE OTHER SIDE, SAID ATTORNEYS AND PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS IN THEIR DISCRETION.

             (PLEASE FILL IN, SIGN AND DATE ON THE OTHER SIDE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE)

                 (Continued and to be signed on reverse side)

                          /\ FOLD AND DETACH HERE /\

                                                                Please mark
                                                                your vote as
                                                                indicated in [X]
                                                                this example

          THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR THE NOMINEES.
                                                   ---

1. Election of Directors:

                           VOTE for all                VOTE
                         nominees listed             WITHHELD
                       at right, except as       for all nominees
                         indicated below

                               [_]                      [_]

Nominees:  Term Expiring in 2005:     Term Expiring in 2004:
           ---------------------      ---------------------
           01 Nicholas DeBenedictis   05 Lee C. Stewart
           02 Patricia G. Foulkrod
           03 M. Alanson Johnson II
           04 J. Robert Hall

To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature            Date       Signature         (if held jointly) Date
         -----------     ------          --------                       ------
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                          /\ FOLD AND DETACH HERE /\